23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215892, No. 333-263324 and No. 333-266442) and Form S-3 (No. 333-253702) of JELD-WEN Holding, Inc. of our report dated February 20,2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina February 20, 2024